UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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STONE ENERGY CORPORATION

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STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 17, 2007
     To the Stockholders of Stone Energy Corporation:
     The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Stone Energy Corporation (the “Company”) will be held on Thursday, May 17, 2007 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, for the following purposes:
(1)	To elect four directors to serve until the 2010 Annual Meeting of Stockholders;

(2)	To ratify the appointment of Ernst & Young LLP, the Company’s independent registered public accounting firm during 2006, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007;

(3)	To transact such other business as may properly come before such meeting or any adjournment(s) thereof.
     The close of business on March 21, 2007, was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.
     You are cordially invited to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement. Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or via the Internet. For detailed information regarding voting instructions, please refer to the section entitled “Voting by Mail, via the Internet or by Telephone” on page 2 of the Proxy Statement. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors,

Andrew L. Gates, III
Senior Vice President, General Counsel and Secretary
Lafayette, Louisiana
March 28, 2007

STONE ENERGY CORPORATION
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410

PROXY STATEMENT

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday, May 17, 2007 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. These officers, directors and employees will not receive any extra compensation for these services. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (“Common Stock”). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about April 9, 2007.
PURPOSE OF MEETING
     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.
VOTING RIGHTS AND SOLICITATION
Voting
     At the close of business on March 21, 2007, the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 28,014,458 shares of Common Stock outstanding, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to receive notice of and to vote at the Annual Meeting.
     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.
     The Company’s annual report to stockholders for the year ended December 31, 2006, including its Form 10-K as filed with the Securities and Exchange Commission, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.
Voting by Mail, via the Internet or by Telephone
     Stockholders whose shares are registered in their own name may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, such proxies will be voted FOR each of the nominees of the Board of Directors, FOR the ratification of the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

     If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may nevertheless be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage firm for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.
Recommendations of the Board of Directors
     The Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 21, 2007 (unless otherwise indicated) of (i) each person known by the Company to own beneficially more than five percent of its outstanding Common Stock, (ii) the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and each of the Company’s other three most highly compensated executive officers who were serving as executive officers at the end of 2006, (iii) each of the Company’s directors and nominees and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Beneficial Ownership (1)
		Percent of
		Outstanding
Name of Beneficial Owner	Shares	Common Stock
Dimensional Fund Advisors, Inc. (2)	1,794,972	6.4%
Donald Smith & Co., Inc. (3)	1,598,809	5.7%
Barclays Global Investors, N.A. (4)	1,535,716	5.5%
James H. Stone (5)	1,412,501	5.0%
David H. Welch	156,935	*
Kenneth H. Beer	36,000	*
Craig L. Glassinger	64,800	*
Michael E. Madden	57,727	*
Robert A. Bernhard (6)	148,092	*
George R. Christmas	14,400	*
B. J. Duplantis	28,612	*
Raymond B. Gary (7)	75,809	*
John P. Laborde	39,537	*
Richard A. Pattarozzi	18,200	*
Kay G. Priestly	3,200	*
David R. Voelker (8)	201,632	*
Executive Officers and Directors as a group (consisting of 18 persons)	2,499,163	8.9%

*	Less than 1%.

(1)	Under the regulations of the Securities and Exchange Commission, shares are deemed to be “beneficially owned” by a person if he directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (i) Mr. Stone include 86,800 shares, (ii) Mr. Welch include 69,000 shares, (iii) Mr. Beer include 6,000 shares, (iv) Mr. Glassinger include 64,800 shares, (v) Mr. Madden include 56,700 shares, (vi) Messrs. Duplantis, Gary, Laborde, Voelker, and Pattarozzi each include 15,000 shares, (vii) Mr. Bernhard include 10,000 shares, (viii) Mr. Christmas include 10,367 shares and (ix) the executive officers and directors as a group include 561,867 shares, that may be acquired by such persons within 60 days through the exercise of stock options. Unless otherwise noted, the address for each beneficial owner is c/o Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.

(2)	Dimensional Fund Advisors, Inc.’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The number of shares held is based on information included in a Schedule 13G/A filed on February 9, 2007. Dimensional Fund Advisors, Inc. is a registered investment advisor primarily owned by its employees and directors. The firm was founded by David Booth and Rex Sinquefield.

(3)	Donald Smith & Co., Inc.’s address is 152 West 57th Street, 22nd Floor, New York, NY 10019. The number of shares held is based on information included in a Schedule 13G filed on February 13, 2007. Donald Smith & Co., Inc., formerly Home Portfolio Advisors, Inc., is a 100% employee-owned investment management firm.

(4)	Barclays Global Investors, N.A.’s address is 200 Park Avenue, 5th Floor, New York, NY 10166. The number of shares held is based on information included in a Schedule 13G filed on January 23, 2007. Barclays Global Investors, N.A. is an asset management subsidiary of Barclays Plc., an institutional investment management firm.

(5)	Mr. Stone’s address is 909 Poydras Street, Suite 2650, New Orleans, Louisiana 70112. In addition to shares owned directly, these shares include shares owned by Stone Investments Limited Partnership (2,761 shares, Mr. Stone owns an approximate 99% limited partnership interest and disclaims beneficial ownership except to the extent of his pecuniary interest therein), James H. Stone Interest II (81,168 shares, Mr. Stone contributed this to Stone Investments Limited Partnership and disclaims beneficial ownership except to the extent of his pecuniary interest therein), Newstone Venture Capital Limited Partnership (2,220 shares, Mr. Stone owns an approximate 99% limited partnership interest and disclaims beneficial ownership except to the extent of his pecuniary interest therein), Stone Family Fund LLC (1,045 shares, Mr. Stone contributed a 4% interest in this to Newstone Venture Capital Limited Partnership and disclaims beneficial ownership except to the extent of his pecuniary interest therein), Newstone Properties Limited Partnership (2,972 shares, Mr. Stone owns an approximate 99% limited partnership interest and disclaims beneficial ownership except to the extent of his pecuniary interest therein), Speed Limited (25,108 shares, Mr. Stone owns an approximate 99% limited partnership interest and disclaims beneficial ownership except to the extent of his pecuniary interest therein), and James H. Stone Interest Partnership (192,950 shares, Mr. Stone disclaims beneficial ownership except to the extent of his pecuniary interest therein); also includes 7,620 shares held by Mr. Stone’s two children.

(6)	Includes 30,000 shares held by the Bernhard Trust “B” of which Mr. Bernhard is the trustee and a potential beneficiary, and 2,000 shares held by Mr. Bernhard’s wife.

(7)	Includes 15,000 shares owned by Mr. Gary’s wife.

(8)	Includes 72,440 shares owned by two trusts for the benefit of Mr. Stone’s children, of which Mr. Voelker is a trustee, 85,970 shares owned by Frantzen/Voelker Investments, L.L.C., in which Mr. Voelker owns a 20% interest. Mr. Voelker disclaims any pecuniary interest with respect to the shares owned by the trusts for the benefit of Mr. Stone’s children.
ELECTION OF DIRECTORS
     Currently, 10 directors serve on the Company’s Board of Directors, and four directors will stand for re-election at the Annual Meeting. The Company’s Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of the Company’s Annual Meetings of Stockholders in 2009, 2007 and 2008, respectively. Peter K. Barker previously served in Class I, but he resigned in December 2006 due to scheduling difficulties. George R. Christmas, B. J. Duplantis, John P. Laborde and Richard A. Pattarozzi have been nominated to serve in Class II and, if elected, will serve until the Company’s 2010 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each of the four nominees for director currently serves as a director of the Company. The remaining six directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2008 or 2009. The Bylaws of the Company allow for a maximum of 13 directors. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.
     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the Class II nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FOUR NOMINATED DIRECTORS.
     The following table sets forth information regarding the names, ages as of April 1, 2007 and principal occupations of the nominees and directors, other directorships in certain companies held by them and the length of continuous service as a director of the Company.

	Principal Occupation and	Director
	Directorships	Since	Age
Class I Directors
Raymond B. Gary	Retired from Morgan Stanley & Co. Inc., an investment banking firm	1993	78

David R. Voelker	Owner, Frantzen-Voelker Investments, a personal holding investment company	1993	53

Kay G. Priestly	Vice President, Finance and Chief Financial Officer, Kennecott Utah Copper (a member of the Rio Tinto Group – Rio Tinto plc and Rio Tinto Limited)	2006	51

Class II Nominees
George R. Christmas	Retired Lieutenant General, U.S. Marine Corps, President, Marine Corps Heritage Foundation, a private, non-profit organization	2003	67

B. J. Duplantis	Senior Partner of the law firm of Gordon, Arata, McCollam, Duplantis & Eagan	1993	67

John P. Laborde	Retired Chairman Emeritus, Tidewater Inc.; Chairman, Director, Stewart Enterprises, Inc. and VT Halter Marine, Inc.; Chairman, Laborde Marine Lifts, Inc. and Laborde Products, Inc.	1993	83

Richard A. Pattarozzi	Former Vice President of Shell Oil Company, an oil and gas company, Director, Tidewater Inc., Global Industries, Ltd., Superior Energy Services Inc. and FMC Technologies Inc.	2000	63

Class III Directors
Robert A. Bernhard	Consultant, MB Investment Partners, an investment advisory firm, and a non-voting member of McFarland, Dewey and Co. LLC, an investment banking firm.	1993	78

	Principal Occupation and	Director
	Directorships	Since	Age
James H. Stone	Chairman of the Board of the Company; Director, Newpark Resources, Inc.	1993	81

David H. Welch	President and Chief Executive Officer of the Company; Director, IberiaBank Corporation	2004	58
     Each of the nominees and directors has been engaged in the principal occupation set forth opposite his name for at least the past five years except as described below.
     David H. Welch was appointed President, Chief Executive Officer and a director of the Company effective April 1, 2004. Mr. Welch most recently served as Senior Vice President of BP America, Inc. since 2003, and Vice President of BP, Inc. since 1999.
     Lieutenant General George R. Christmas was appointed to the Board of Directors of the Company on March 20, 2003. General Christmas retired from active duty in the U.S Marine Corps in September 1996.
     Kay G. Priestly was elected as a Class I director in 2006. Ms. Priestly is currently the Vice President, Finance, and Chief Financial Officer of Kennecott Utah Copper. Ms. Priestly is a former Vice President, Risk Management and General Auditor, for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, a former managing partner of Arthur Andersen’s New Orleans office, a former member of Arthur Andersen’s global executive team, and is the former Executive Vice President and Chief Operating Officer of American Nursing Services, Inc. Ms. Priestly is a certified public accountant and has over 25 years of diverse financial and management experience.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF ITS NOMINEES.
CORPORATE GOVERNANCE
Meetings and Committees of the Board of Directors
     The Board of Directors held twenty-seven meetings during 2006. Each director attended the 2006 Annual Meeting in accordance with the Company’s policy that each director attend the Annual Meeting of Stockholders. Each director also attended each of the four regularly-scheduled quarterly meetings. None of the incumbent directors attended fewer than 75% of the total meetings of the Board of Directors and the Board committees of which he or she was a member during 2006. Messrs. Barker, Christmas, Gary and Voelker each missed three of the special meetings of the Board, and Mr. Pattarozzi missed seven of these meetings.
     The Board of Directors has affirmatively determined that the following seven directors have no material relationships with the Company and are independent as defined by the current listing standards of the New York Stock Exchange: Messrs. Bernhard, Christmas, Duplantis, Gary, Pattarozzi and Voelker and Ms. Priestly. Mr. Duplantis is an independent director who has been elected Presiding Director by the independent directors. The Company’s audit committee, compensation committee, and nominating and governance committee are composed solely of independent directors. Committee chairs approve the agenda and materials for their committee meetings. Non-management directors meet in executive sessions that are not attended by management in conjunction with each regular board meeting. Each director is an equal participant in decisions made by the full board, and the Presiding Director and the other independent directors communicate regularly with the Chief Executive Officer regarding appropriate board agenda topics and other board-related matters.
     The Board of Directors established an Anonymous Reporting Policy and Program to handle anonymously any employee complaint or alleged wrongdoing and to prohibit retaliation against any employee who makes a complaint or reports alleged wrongdoing. Any such complaint or report must be furnished to Ms. Priestly, Chairman of the Audit Committee. Additionally, the Company established an anonymous reporting hotline through a third party allowing employees to anonymously report any employee complaint or allegations of wrongdoing.
     The Company has the following standing committees:
     Audit Committee. The Audit Committee, which currently consists of Ms. Priestly and Messrs. Bernhard, Gary and Voelker, met seven times during 2006. Ms. Priestly is the Chairman of the Audit Committee. Ms. Priestly and Messrs. Bernard and Voelker each missed one meeting of the Audit Committee. The principal functions of the Audit Committee are to (i) annually review and reassess the adequacy of its charter; (ii) review the engagement of an independent registered public accounting firm including the firm’s qualifications and independence; (iii) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (iv) review with management the Company’s major financial risk exposures; (v) review changes to the Company’s significant auditing and accounting principles and practices; (vi) consult with our independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (vii) review the significant reports prepared by the internal auditor; and (viii) assist the Board of Directors in monitoring compliance with legal and regulatory requirements. The Audit Committee has a charter, a current copy of which is available on the Company’s web site (www.stoneenergy.com), is also attached hereto as Appendix A, and is available in print upon request by any stockholder.
     The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the current listing standards of the New York Stock Exchange.
     At a regularly scheduled meeting of the Board in May of each year, the Board determines whether each director of the Company is independent. The Board affirmatively determines, considering all relevant facts and circumstances, that each independent director has no material relationship with the Company, neither directly nor as a partner, shareholder or officer of an organization that has a relationship with the Company. Furthermore, the Board determines that each independent director meets the following qualifications for independence set by the New York Stock Exchange:
(1)	Such director is not and has not been within the last three years an employee of the Company and does not have an immediate family member that is or has been within the last three years an executive officer of the Company;

(2)	Such director has not received, and no immediate family member of such director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(3)	Neither such director nor any immediate family member of such director is a current partner of a firm that is the Company’s internal or external auditor; such director is not a current employee of such a firm; such director does not have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; and such director was not and did not have an immediate family member who was, within the last three years (but is not longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

(4)	Neither such director nor any of his immediate family members is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and

(5)	Such director is not a current employee, and none of his immediate family members is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
     The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and is an audit committee financial expert by virtue of having the following attributes through relevant education and/or experience:
(1)	an understanding of generally accepted accounting principles and financial statements;

(2)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3)	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4)	an understanding of internal controls and procedures for financial reporting; and

(5)	an understanding of audit committee functions.
     Nominating and Governance Committee. The Nominating and Governance Committee, which currently consists of Messrs. Bernhard, Christmas, Duplantis, Gary, Pattarozzi and Voelker and Ms. Priestly, who are all independent as stated above, met in executive session four times during 2006. Mr. Duplantis is the Chairman of the Nominating and Governance Committee. Messrs. Pattarozzi and Voelker and Ms. Priestly each missed one of these meetings, and Mr. Barker missed two of these meetings. Its principal functions are to (i) assist the Company’s Directors in selecting individuals to be nominated for election to serve as directors and to serve on various committees; (ii) annually review and reassess the adequacy of its charter; (iii) lead the Board of Directors in its annual review of the Board’s performance; and (iv) review and assess the adequacy of the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will consider nominees recommended by stockholders in accordance with the procedures described below in “Consideration of Director Nominees.” The Nominating and Governance Committee has a charter, a current copy of which is available on the Company’s web site (www.stoneenergy.com), is also attached hereto as Appendix B, and is available in print upon request by any shareholder.
     The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined by the current listing standards of the New York Stock Exchange.
     Compensation Committee. The Compensation Committee, which currently consists of Messrs. Christmas, Gary, Pattarozzi and Voelker, met six times during 2006. Mr. Pattarozzi is the Chairman of the Compensation Committee. Messrs. Christmas and Pattarozzi each missed one of these meetings, and Mr. Voelker missed two of these meetings. Its principal function is to review and approve the compensation of the officers and other employees of the Company. In addition, the Compensation Committee administers the Company’s stock incentive and cash incentive compensation plans and has the authority to make grants pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer except as to options and/or restricted stock granted automatically to Nonemployee Directors under the 2004 Amended and Restated Stock Incentive Plan. The Compensation Committee has a charter, a current copy of which is available on the Company’s web site (www.stoneenergy.com), is also attached hereto as Appendix C, and is available in print upon request by any shareholder.
     The Board of Directors has determined that each of the members of the Compensation Committee is independent as defined by the current listing standards of the New York Stock Exchange.
     Compensation Committee Interlocks and Insider Participation. There were no compensation committee interlocks between the Company and any other entity during 2006. As previously noted, Messrs. Christmas, Gary, Pattarozzi and Voelker served as members of the Compensation Committee during the last completed fiscal year, and none of them was, in the last fiscal year or formerly, an officer or employee of the Company or had any relationship requiring disclosure.
     Executive Committee. The Executive Committee, which currently consists of Messrs. Duplantis, Stone and Welch, did not meet during 2006. Its principal function is to aid and assist the Company’s management in the day-to-day operation of the Company.
     Investment Committee. The Investment Committee, which currently consists of Messrs. Bernhard, Stone and Welch and Ms. Priestly, did not meet during 2006. Its principal functions are to determine the investment objectives for the Company’s cash assets and select and supervise one or more investment managers, as necessary.
     Non-Management Committee. The Non-Management Committee, which currently consists of Messrs. Bernhard, Christmas, Duplantis, Gary, Laborde, Pattarozzi and Voelker and Ms. Priestly, met in executive session four times during 2006 to discuss a broad range of issues. Messrs. Laborde, Pattarozzi and Voelker and Ms. Priestly each missed one of these meetings, and Mr. Barker missed two of these meetings. The Non-Management Committee consists of all non-management directors and meets at regularly scheduled executive sessions without management to review and assess the strategic direction of the Company and management’s performance and to assist in planning for the succession of executive officers. Mr. Duplantis was chosen as the Presiding Director at the non-management committee meetings pursuant to the Company’s Corporate Governance Guidelines.
     Pricing Committee. The Pricing Committee, which currently consists of Messrs. Bernhard, Gary, Stone and Welch, did not meet in 2006. Its principal function is to determine the price at which the Company’s securities are initially sold. In 2006, the Board of Directors fulfilled this function in the one instance when the Pricing Committee would otherwise have met.
     Reserves Committee. The Reserves Committee, which currently consists of Ms. Priestly and Messrs. Duplantis, Laborde and Pattarozzi, met four times during 2006. Messrs. Barker, Laborde and Pattarozzi each missed one of these meetings. Its principal function is to assist the Company’s management in reviewing and assessing the Company’s policies and procedures in estimating proved reserves.
Consideration of Director Nominees
     Stockholder Nominees. The Nominating and Corporate Governance Committee will consider all properly submitted stockholder recommendations of candidates for election to the Board of Directors. The Company’s Bylaws permit stockholders to nominate candidates for election to the Board of Directors provided that such nominees are recommended in writing pursuant to Section 13 in Article III of the Company’s Bylaws not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of the Company’s stockholders. In evaluating the recommendations of stockholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the membership criteria set forth under “—Director Qualifications.”
     Any stockholder recommendations for director nominees should include the candidate name and qualifications as well as the stockholder’s name and should be sent in writing to:
Stone Energy Corporation
Attention: Secretary
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0426 fax
     Identifying and Evaluating Nominees for Directors. The Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors. The Nominating and Governance Committee evaluates candidates for nomination to the Board, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2007 Annual Meeting. The Nominating and Governance Committee is responsible for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. Stockholders may recommend possible director nominees for consideration by the Nominating and Governance Committee as indicated above.
     The Company’s Corporate Governance Guidelines include the qualifications and skills for directors and are available on the Company’s web site (www.stoneenergy.com) and in print upon request by any shareholder.
     Director Qualifications. The Company’s Corporate Governance Guidelines contain criteria that apply to nominees as directors recommended by the Nominating and Governance Committee. All candidates must possess the requisite skills and characteristics the Board deems necessary. In addition to an assessment of a director’s qualification as independent, the Nominating and Governance Committee considers diversity, age, skills, and experience in the context of the needs of the Board as to the long-term corporate needs for new and supplemental board expertise. In addition, the Board of Directors looks for recognized achievement and reputation, an ability to contribute to specific aspects of the Company’s activities and the willingness to commit the time and effort required, including attendance at Board meetings and committee meetings of which he or she is a member.
     The Company’s Corporate Governance Guidelines require that a majority of the directors meet the criteria for independence required by the New York Stock Exchange, and the Nominating and Governance Committee considers the independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined to have no material relationship with the Company other than as a director to be considered independent.
Compensation Committee Authority and Responsibilities
     The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Compensation Committee has overall responsibility for approving and evaluating the annual employee incentive compensation plan amount as well as the director and officer compensation plans, policies and programs of the Company. The Compensation Committee is also responsible for preparing the report included in this proxy statement under the caption “Compensation Committee Report.” The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director or senior executive compensation and has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.
     The Compensation Committee annually reviews and approves corporate goals and objectives relevant to senior executive compensation, evaluates the senior executives’ performance in light of those goals and objectives, and recommends to the Board the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Compensation Committee annually reviews and makes recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans, equity-based plans, and the grant or award of “perquisites.” The Compensation Committee annually reviews and approves, for the CEO, the executive officers of the Company, and any other person whose total compensation is reasonably likely to equal or exceed the total compensation of any member of senior management (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long- term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits. The Compensation Committee may form and delegate authority to subcommittees when appropriate.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act and related regulations require the Company’s officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of such forms received by it, the Company believes that, during the period from January 1, 2006 to March 21, 2007, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that Mr. Stone was late filing one Form 4 covering four transactions.
COMPENSATION DISCUSSION AND ANALYSIS
     The following Compensation Discussion and Analysis describes the material elements of compensation for Stone Energy Corporation’s executive officers, including the individuals who served during fiscal 2006 as the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer, respectively, as well as the other individuals included in the Summary Compensation Table on page 19 (“Named Executive Officers” or “NEOs”). As more fully described below, the Compensation Committee of the Board (the “Compensation Committee”) makes all decisions for the total direct compensation (base salary, incentive plan and other bonus awards, stock options, and restricted stock) of the Company’s executive officers, including the NEOs. The day-to-day design and administration of health, welfare, sick leave, vacation, and relocation plans, policies and procedures applicable to salaried employees of the Company in general are handled by the Company’s Vice President, Human Resources and Administration. The Compensation Committee remains responsible for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies.
Compensation Objectives and Philosophy
     The Board and the Compensation Committee believe that the most effective executive compensation program is one designed to reward the achievement of specific annual, long-term and strategic goals by the Company and align executives’ interests with those of the stockholders with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that overall compensation remains competitive relative to compensation paid by the Company’s peer companies. The compensation objectives are to attract and retain the workforce that helps ensure the Company’s future success, to motivate and inspire employee behavior that fosters success, to support the Company’s culture and overall business objectives, and to provide the Company’s stockholders with a superior rate of return over time.
     The Company’s overall compensation philosophy is based on the subjective evaluation of each individual employee of the Company within the context of and in consideration of three sets of parameters: (1) competitive employment market dynamics, (2) the Company’s absolute and relative performance, and (3) the individual’s performance and contribution. The Compensation Committee and management use these three factors in determining an individual employee’s total compensation.
Competitive employment market dynamics: The oil and gas industry is currently highly competitive for experienced workers, primarily in the technical fields. Paying increased compensation to attract and retain talent in this competitive marketplace naturally increases general and administrative costs. These increased internal costs are in line with increased third-party costs for services and equipment as well as being in line with increased compensation paid by the Company’s Peer Group (identified below) for similarly situated employees. To the extent possible, the Company attempts to align the interests of employees, including officers, with the interests of its stockholders. However, while equity awards are the most logical way to align those interests, the Company is aware that equity awards also increase dilution by increasing the total number of shares outstanding. The Board and the Compensation Committee attempt to strike the best balance to provide those elements and quantities of compensation needed to attract and retain valuable employees and also provide the Company’s stockholders with reasonable rates of return over time.
The Company’s long-term incentive program is tied to the competitive employee marketplace and is also designed to align the employees with the stockholders. Each eligible classification of employee has a market-

based target number of restricted shares to be granted as a long term incentive. Any awarded restricted shares vest annually over a three-year period. Fifty percent of the actual number of shares to be awarded is subject to a modifier based on the Company’s stock price performance relative to its Peer Group. If the Company is in the top of the relative price performance of the peer group for that year, the number of restricted shares granted would be 150% of the target number of shares, and if at the lower end of peer group relative share price performance, the grant would be 50% of the targeted number of shares. The target number of shares and, thus, the percentage of compensation at risk for the employee increase with the employee’s level of responsibility in the Company.
On an annual basis, the Company’s Vice President, Human Resources and Administration and many other companies supply compensation data to various third parties who are in the business of providing market data analyses for the industry. This data is segregated by job responsibilities and, in the case of executives and managers, for specific positions as well. The analyses provide statistical distributions for each of these segments or positions, including the lower and upper bounds for each job, as well as the 25th, 50th and 75th percentiles. The Company believes that the market data provided by these third-party surveys and analyses provides sufficient information on competitive employment market dynamics to fashion a competitive compensation program designed to attract and retain those highly capable employees necessary to be competitive in this industry.
The Company’s absolute and relative performance: Annually, the Compensation Committee sets performance goals in production, reserves, costs and safety, which apply to all officers and employees. The Company’s bonus program is 70% to 80% tied to these goals as determined by the Compensation Committee each year. The goals for each category refer to three levels of performance: minimum, base and stretch. At the minimum level of achievement, zero bonus is earned, at the base level of achievement, the bonus target is earned, and at the stretch level of achievement, 200% of the bonus target is earned. Achievement at levels between the target levels is interpolated linearly. The score for each category is then added up for a total bonus calculation. The Compensation Committee then has discretion on the remaining 20% to 30% to distribute or not as the Compensation Committee believes is either due or not.
In extenuating cases, such as during a merger transaction or material property acquisition or sale, the Board has the discretion to override the quantitative system to assist with employee retention or other reasons of importance to the Company. In 2006, the Board exercised its discretion and awarded each employee 100% of that targeted employee’s bonus opportunity as a retention measure due to the uncertainty caused by the proposed and subsequently terminated merger transactions in 2006 with Plains Exploration and Production Company and Energy Partners Ltd. as discussed more fully in the Company’s annual report.
In the long term, the Company desires to outperform its peers in stockholder return. Thus, the long-term incentive program of the Company is tied to the performance of the Company’s stock relative to that of its Peer Group.
The individual’s performance and contribution: The Company has historically attempted to compensate an individual’s performance and contribution on an annual basis. Each employee, including officers, conducts an annual performance appraisal with his immediate supervisor, which, in the case of officers, is the CEO, to determine whether the employee’s performance has been excellent, satisfactory or not satisfactory. These performance appraisals are used by management to recommend whether the employee receives the same percentage award as others in his group or receives some upward or downward adjustment to the basic percentage award. Managers may also use scorecards to set goals for an individual or a group to establish performance. The Compensation Committee relies on the CEO’s assessments and the Compensation Committee’s own observations as to individual performance and contribution, which assessments are based on these appraisals as well as his own evaluations.
To create greater alignment between stockholders and employee compensation, the Company’s employees, other than administrative or clerical employees, have a base salary target below the 50th percentile (the bottom 25th percentile for officers) and then have the opportunity to earn higher bonus amounts if the Company meets certain targets for performance goals such as production growth, reserves growth/replacement, lower costs and safety performance.
The Company believes that attracting, motivating and retaining highly qualified, highly capable employees is critical to its success. The Company has designed its compensation program to attract, motivate and retain top quality employees. The compensation program is also designed to align employee rewards with shareholder returns. To attract, motivate and retain employees, the base salaries must be market competitive or other elements of compensation must be added to make compensation market competitive. To align shareholder returns and employee rewards, the bonus program is tied to the drivers of value and profit creation. Those are reserves, production, costs and safety. Increasing reserves and production while managing costs and safety increase the value of the Company, which will ultimately lead to realizing greater shareholder value.

Role of Executive Officers in Compensation Decisions
     The Compensation Committee makes all compensation decisions for the currently-employed NEOs and approves equity awards to all officers of the Company. The CEO and the Vice President, Human Resources and Administration, provide information and/or make recommendations to the Compensation Committee concerning compensation, and the CEO has some limited discretion in making compensation decisions for employees other than officers. The Compensation Committee determines base salaries for executive officers, including the NEOs. The CEO proposes new base salary amounts based on his evaluation of individual performance and expected future contributions, a review of survey data to ensure competitive compensation against the external market, including the Peer Group, and comparison of the base salaries of the executive officers who report directly to the CEO to ensure internal equity.
Setting Executive Compensation
     The Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. To assist the Compensation Committee, the Compensation Committee has engaged Effective Compensation, Inc., an independent compensation firm, to conduct an annual review of its total compensation program for the NEOs and other key executives. This independent compensation firm provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the NEOs and other key executives. The Compensation Committee is also assisted by recommendations made by the Company’s management.
     In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly-traded energy companies (collectively, the “Peer Group”). The Peer Group, which is periodically reviewed and updated by the Compensation Committee, consists of companies against which the Compensation Committee believes the Company competes for talent and for stockholder investment. These companies are selected based on comparable market capitalization, revenues and areas of operations. The companies currently comprising the Peer Group are:
•	Bois D’Arc Energy,

•	Cabot Oil & Gas Corporation,

•	Callon Petroleum Company,

•	Comstock Resources, Inc.,

•	Energy Partners, Ltd.,

•	Forest Oil Corporation,

•	Newfield Exploration Company,

•	St. Mary Land and Exploration Company,

•	Swift Energy Company,

•	The Houston Exploration Company, and

•	W&T Offshore, Inc.
     The Company competes with many larger companies for top executive talent and generally sets total possible compensation for NEOs at the 75th percentile of compensation paid to similarly situated executives of the companies comprising the Peer Group. Variations may occur due to the experience of an individual and market factors. Over the long term, the Board’s goal for the Company is to generate stockholder returns in excess of the average of its Peer Group.
     A significant percentage of total compensation is allocated to incentives as a result of the philosophy outlined above. There is no official policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee reviews information provided by the independent compensation firm to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is typically realized as a result of the performance of the Company and/or the individual, depending on the type of award, compared to established goals.

Executive Compensation Components
     For the fiscal year ended December 31, 2006, the components of compensation for NEOs were:
•	base salary,

•	cash incentive compensation,

•	discretionary bonus compensation,

•	equity incentive compensation, and

•	perquisites and other benefits.
     Base Salary. While the Compensation Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Compensation Committee has established a philosophy of generally providing more conservative base salaries (bottom 25th percentile for officers) and more aggressive incentive compensation opportunities than the market in order to strongly emphasize pay-for-performance. The specific competitive markets considered depend on the nature and level of the positions in question and the labor markets from which qualified individuals would be recruited. The Compensation Committee reviews the executive group’s salaries on an annual basis and adjusts them if they deviate substantially from the marketplace, including the Peer Group.
     Executive officer base salaries are based on job responsibilities and individual contribution, with reference to base salary levels of executives at peer oil and gas companies, and these base salaries are included in determining severance and change in control benefits. The Compensation Committee also considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1 million to any individual in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Compensation Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with the Company’s objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements. The Compensation Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of the Company. None of the Company’s officers or employees received more than $1 million in base salary in 2006.
     Cash Incentive/Bonus Compensation. In February 2005, the Board of Directors approved and adopted the Revised (2005) Annual Incentive Compensation Plan, which provides for a maximum incentive pool equal to twice the aggregate base salaries of all eligible employees for the relevant plan year. The Compensation Committee is responsible for determining the participants, performance criteria to be used, award levels and allocation of generated incentives. Any allocated incentives are awarded to individuals, including executive officers, based upon a combination of company and individual performance factors. It is the overall objective of the Company that the Plan not reward employees until the Company’s stockholders have been appropriately rewarded for investing in the Company. The Compensation Committee is not required to grant awards for all amounts available under the Plan. Under the Plan, annual cash incentive payments are primarily tied to several performance criteria determined by the Compensation Committee on an annual basis. The Compensation Committee established the 2006 performance goals for the Plan, and the performance factors included growing production (25% factor), growing reserves (25% factor), managing full cycle costs (20% factor), and managing total recordable incident rates for safety matters (10% factor). A portion (20% factor) of the annual incentive compensation pool remained discretionary with the Compensation Committee. To the extent that performance criteria are met, an incentive pool is generated from which annual cash incentive payments are awarded. The amount of the incentive pool, however, may not exceed twice the aggregate base salaries of all eligible employees for the relevant plan year.
     In 2006, the Company entered into merger agreements with third parties on two occasions, but a merger was not effected in either case. In the course of merger negotiations, the Company and the third parties provided severance and retention plans for the Company’s employees. As part of the retention and severance plans, each employee was to be awarded one hundred percent of that employee’s targeted bonus opportunity for 2006 provided the employee remained employed by the Company until a certain date. After the merger agreements were terminated, upon the request of management to assist with employee stabilization, on September 7, 2006, the Board and the Compensation Committee agreed to pay each employee one hundred percent of that employee’s targeted bonus opportunity for 2006 provided the employee remained an employee of the Company until the 2006 bonuses were actually paid, which occurred in March of 2007. Thus, based on the Company’s 2006 performance, a substantial portion (45%) of the 2006 annual cash incentive/bonus payments was not earned by performance but was a result of the uncertainties created by the merger activity in 2006 and the need for employee retention and stabilization.
     For the 2006 performance year, a Company-wide total of $7.9 million for cash incentive/bonus compensation was paid on March 7, 2007. Awards granted to the NEOs for the 2006 performance year are presented under “Bonus” and “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

     As approved by the Compensation Committee and the Board, there were four measures of performance with associated targets plus one discretionary measure used to determine the amounts earned for cash incentive compensation in 2006. Achieving the target performance for all measures would yield a score of 80 points. An additional 20 points could be awarded in the sole discretion of the Compensation Committee. Earning 100 points results in an annual cash incentive opportunity for each executive officer of the Company of one hundred percent (100%) of annual base salary. For 2006, the Compensation Committee determined that fifty-five (55) points had been earned, including 12.65 discretionary points.
     The target points and earned points for each of the four measures in 2006 are set forth below:

	Target Points	Earned Points
Reserves Replacement and Growth	25	22.75
Production Maintenance and Growth	25	11.00
All-in-Costs	20	0.00
Safety	10	8.60
Discretionary	20	12.65

Total	100	55.00
     The Committee and the Board had approved the following performance measures and targets to be used in determining the annual cash incentive compensation pool for 2006:

Factor	Minimum	Target	Stretch	Points
Reserves (Bcfe)	82	93	125	25

Production (MMcfe/d)	200	225	250	25

All-in-costs per Mmcfe	$5.45	$4.80	$3.75	20

Total Recordable Incident Rate (Safety)	1.5	1.0	0.5	10

Discretionary				20
     The breakdown for the 55% earned percentage was as follows: (i) reserve additions 92, 10 Bcfe divided by 11 Bcfe (the difference between the 82 minimum and the 93 target) resulted in 91% of the reserve addition points awarded, (ii) production volumes 211, 11 Mmcfe/day divided by 25 Mmcfe/day resulted in 44% of the production volumes points awarded, (iii) there were no points awarded for the all-in-costs per Mmcfe factor, which costs exceeded the minimum, (iv) total recordable incident rate 1.07, 0.43 divided by 0.50 resulted in 86% of the safety points awarded, and (v) 12.65 discretionary points were awarded at the discretion of the Compensation Committee, and, in summary, 91% of 25 points or 22.75 points, plus 44% of 25 points or 11 points, plus 86% of ten points or 8.6 points for a subtotal of 42.35 points, plus 12.65 discretionary points for the total 55 points or percent earned based on 2006 performance under the annual incentive compensation plan.
     The targets were calibrated for 2006 so that results should have fallen within the range of 50-100 points, commensurate with performance. However, results below 50 points are possible and not unusual. The discretionary points that may be awarded by the Compensation Committee are designed to provide flexibility and to account subjectively for swings in commodity prices, disruptions due to hurricanes, rapidly increasing industry costs, and other similar occurrences. The targeted bonus opportunity for each executive officer of the Company is one hundred percent (100%) of annual base salary, and for 2006, each executive officer received 55% of his or her annual base salary pursuant to the cash incentive plan plus 45% of his or her annual base salary as a purely discretionary bonus payment as part of the Company’s retention and stabilization efforts after the uncertainty created by merger activity during 2006. For the 2006 performance year, a Company-wide total of $7.9 million for cash incentive/bonus compensation was paid in March 2007. Awards granted to NEOs for the 2006 performance year are presented under “Bonus” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.
     The Compensation Committee and the Board deemed this action necessary to stabilize the employee base in the fourth quarter of 2006. Potential instability was created as the Company entered into and then terminated two merger agreements in 2006. This translated into uncertainty among the employees of the Company and attrition began to rise. The merger partners had previously offered employees these same incentives as retention and severance benefits.
     The Compensation Committee and the Board approved the following performance measures and targets to be used in determining the annual cash incentive compensation pool for 2007:

Factor	Minimum	Target	Stretch	Points
Reserves (Bcfe)	*	*	*	20

Production (MMcfe/d)	200	215	250	20

Base LOE ($MM)	$95	$90	$80	20

Safety (Total Recordable Incident Rate)	1.5	1.0	0.5	10

Discretionary				30

*	This information is deemed confidential.
     The Reserves measure is the amount of estimated proved reserves booked during 2007 as a result of drilling activity authorized by the $320 million capital expenditures budget, plus a $20 million contingency fund held by the Board. The Reserves measure excludes revisions and significant acquisitions. The Production measure is the average daily rate of production during 2007. The Lease Operating Expenses factor is the total dollar amount attributable to base lease operating expenses, excluding major maintenance items, in 2007. The Total Recordable Incident Rate factor is the number of safety incidents per 200,000 man-hours worked for employees and certain contractors. The discretionary factor is within the sole discretion of the Compensation Committee. To achieve the full points allocated for a particular measure, the target amount must be achieved, and no points are earned if less than the minimum amount is achieved. Achieving the stretch amount earns 200% of the points for that measure and should be difficult but highly advantageous to the Company to achieve.
The 2007 base salaries for the NEOs are as follows:

David H. Welch, President and CEO	$465,000
Kenneth H. Beer, Senior Vice President and CFO	$295,000
James H. Stone, Chairman of the Board	$275,000
The 2007 targeted restricted stock awards for NEOs are as follows:

Shares
David H. Welch, President and CEO	20,000
Kenneth H. Beer, Senior Vice President and CFO	10,000
     Stock Incentive Plan. Stock option and restricted stock grants are designed to align the long-term interests of the Company’s employees with those of its stockholders by directly linking compensation to stockholder return, as well as by enabling employees to develop and maintain a significant, long-term equity ownership position in the Company. The Company’s 2004 Amended and Restated Stock Incentive Plan (“Stock Incentive Plan”) currently authorizes the Compensation Committee to award stock incentives for up to 4,225,000 shares of Common Stock. The Compensation Committee grants non-statutory options at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Options granted to employees generally have ten-year terms, with exercise restrictions that lapse over a five-year period. Options granted to non-employee directors have had five-year terms, with exercise restrictions that lapse over a three-year period. The Plan requires stockholder approval to amend any outstanding option contract to lower the option price. Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of stock option grants is set at fair market value (average of the Company’s high and low stock price) on the grant date. The Company’s long-term performance ultimately determines the value of stock options because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Restricted stock grants are to fully vest in two or more years at the discretion of the Compensation Committee, and, with very limited exceptions, the restricted stock grants fully vest in three years.
     Prior to May 2004, the Company’s stock option plans authorized the issuance of stock options to directors, officers and employees, but there was no authorization for the issuance of restricted shares. At the annual meeting each year in May from 1994 through 2004, each non-management director received stock options on 5,000 shares vesting over three years pursuant to the terms of the Company’s stock option plans. At the annual meeting each year in May of 2005 and 2006, each non-management director received 1,600 restricted shares with the restrictions lapsing over three years in lieu of receiving stock options. Since 2003, there have been no stock option awards to officers other than to Messrs. Stone (options on 15,000 shares at an exercise price of $49.31 in 2005), Welch (options on 100,000 shares at an exercise price of $48.895 in 2004, options on 30,000 shares at an exercise price of $48.285 in 2005, options on 15,000 shares at an exercise price of $47.745 in 2006, and options on 15,000 shares at an exercise price of $33.19 in 2007) and Beer (options on

30,000 shares at an exercise price of $53.20 per share in 2005 and options on 10,000 shares at an exercise price of $33.19 in 2007). The Compensation Committee and the Board have demonstrated a preference for granting restricted stock, which is deemed to be less dilutive than stock options because fewer shares are involved, pursuant to the Stock Incentive Plan since grants of restricted stock were authorized in 2004.
     On January 9, 2007, Mr. Welch was granted 15,000 stock options and Mr. Beer was granted 10,000 stock options. Stock options are priced at fair market value on the date of the grant. The exercise price of these options is $33.19, and they vest 20% each year over a five-year period, with the first vesting of 20% beginning on January 9, 2008. On January 9, 2007, Mr. Welch was granted 20,000 shares of restricted stock and Mr. Beer was granted 10,000 shares of restricted stock. The restricted stock vests 33.3% each year over a three-year period beginning on January 9, 2008. These 2007 grants were related to 2006 performance.
     Long-Term Incentive Program. The implementation of the Long-Term Incentive Program (“LTIP”) in 2006 was designed to provide compensation for performance and be competitive for similar positions in the marketplace. The LTIP creates guidelines established by the Compensation Committee pursuant to which grants of restricted shares are made pursuant to the Stock Incentive Plan. Participants receive awards of restricted shares 50% of which are not based on performance and 50% of which are based on a defined performance factor; the restrictions on the restricted shares awarded lapse over a three-year period. Once the restricted shares are awarded, they vest based on passage of time and continued employment with the Company. Mr. Welch has a provision in his employment agreement providing that, after he has completed five consecutive years of employment with the Company as President and CEO, the Board will agree that he will not be required to forfeit upon his retirement any unvested stock options or restricted shares that were granted to him and the options will continue to vest and the restrictions will continue to lapse without his being an employee. The defined performance factor for 2006 varied within a range of multiples depending on the Company’s share price as compared to the performance of the share prices of the Peer Group. However, the Compensation Committee ultimately elected to award each officer and employee with his or her targeted amount of restricted shares for 2006, regardless of the Company’s performance, for employee retention and stabilization necessitated by the uncertainty created due to merger activity in 2006. Long-term incentive grants to executive officers are based on job responsibilities and potential for individual contributions, with reference to the levels of total compensation of executives at the Peer Companies. When it makes grants, the Compensation Committee also considers prior grants of stock options and restricted shares, and the Compensation Committee exercises judgment and discretion in view of these criteria and its general policies. The annual targeted number of restricted shares for Mr. Welch is 20,000 and for Mr. Beer 10,000. As noted previously, only Messrs. Welch and Beer have continued to receive annual grants of stock options.
     The defined performance factor for 2006 was a relative share price factor (RSPF) that was designed to yield a value of .5 for poor performance and a 1.5 value for outstanding performance. The Company defined poor performance as percentage share price change being in the bottom of the Peer Group and outstanding performance as share price change being in the top of the Peer Group with interpolation as per the table below. Thus, if performance was better than average, the LTI shares awarded would have been greater than target and if performance was worse than average, the LTI shares awarded would have been lower than target.

Relative Peer
Position (RPP)	RSPF	RPP	RSPF
1	1.5	7	1.0
2	1.5	8	0.9
3	1.3	9	0.8
4	1.2	10	0.7
5	1.1	11	0.5
6	1.0	12	0.5
     The above table shows the relative ranking of the Company in the Peer Group and the corresponding relative share price performance factor (RSPF). For example: If the Company is in the number 3 position in the peer group performance (i.e. the Company’s average daily share price change relative to the peers), then the share multiplier would be 1.3, if the Company is in the number 12 position, then the share multiplier would be 0.5.
     401(k) Plan. Under the Company’s 401(k) profit sharing plan, eligible employees are permitted to defer receipt of up to 60% of their compensation up to a maximum amount, plus up to an additional $5,000 catch-up adjustment for employees over the age of 50 (subject to certain limitations imposed under the Code). The plan provides that a discretionary match of employee deferrals, before catch-up adjustments, may be made by the Company, at its discretion, in cash or shares of Common Stock. During 2006, the Company’s discretionary match of employee deferrals totaled approximately $963,584. The amounts held under the plan are to be invested among various investment funds maintained under the plan in accordance with the directions of each participant. Salary deferral contributions are 100% vested. An employee is 20% vested in matching contributions (if any) for each year of service and is fully vested upon five years of service. If a participant terminates employment with the Company after attaining age 65 or by reason of death or disability, however, the participant will be fully vested in his or her share of Company matching contributions.

Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. In addition, hardship distributions to participants from the plan are available under certain conditions. The amount of benefits ultimately payable to a participant under the plan depends on the level of the participant’s elective deferrals under the plan, the amount of Company matching contributions made to the plan and the performance of the investment funds maintained under the plan in which contributions are invested. The 401(k) Plan does not provide for direct investment in the Company’s stock.
     Deferred Compensation Plan. The Stone Energy Corporation Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their compensation for a calendar year, and the Compensation Committee may, at its discretion, match a portion or all of the participant’s deferral based upon a percentage determined by the Board of Directors. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. During the year ended December 31, 2006, and since the inception of this plan, there were no matching contributions made by the Company, and the Compensation Committee does not anticipate any matching contributions in 2007.
     Perquisites and Other Benefits. Perquisites and other benefits represent a small part of our overall compensation package. These benefits help the Company attract and retain senior level executives and are reviewed periodically to ensure that they are competitive with industry norms. The perquisites for the CFO included inducements to move to the Company’s headquarters in Lafayette, Louisiana, consisting of temporary housing assistance (now expired) with cash payments to cover the tax liability for the imputed value of such assistance. We also sponsor membership in golf or social clubs for certain senior executives who have responsibility for entertainment deemed necessary or desirable to conduct business and recruit employees.
     The NEOs participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain its workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits that are available to all employees on a non-discriminatory basis.
     Severance Plan and Change of Control Agreements. The Company has adopted its severance plans to help retain management during a time of transition and to provide severance protection that was competitive with the market. The Company believes that providing consistent, competitive levels of severance protection to senior executives helps minimize distraction during times of uncertainty and helps to retain key employees. The Company has adopted its change of control plans to provide for continuity of management and key employees in the event of a change of control of the Company.
     Tax Deductibility of Pay. The Compensation Committee also considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1 million to any individual in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Compensation Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with the Company’s objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements. The Compensation Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of the Company. None of the Company’s officers or employees received more than $1 million in base salary in 2006.
     Sections 280G and 4999. We provide our CEO and CFO with certain tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Internal Revenue Code Section 4999 as well as any additional income taxes resulting from such reimbursement. Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change of control. A payment as a result of a change of control must exceed three (3) times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to these executives who are displaced in the event of a change of control. We believe the provision of tax protection for excess parachute payments for these executive officers is consistent with market practice, is a valuable executive retention tool, and is consistent with the objectives of our overall executive compensation program.
     Section 409A. We operate our plans in good faith compliance with Section 409A as permitted by the proposed regulations issued by the Internal Revenue Service. When final Section 409A regulations are issued, we will amend our plans as necessary to comply with Code Section 409A requirements.

     Accounting for Stock-Based Compensation. The Company is accounting for stock-based payments in accordance with the requirements of Statement of Financial Accounting Standard 123(R).

EXECUTIVE COMPENSATION
Summary Compensation
     The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to the Company and its subsidiaries for the fiscal year ended December 31, 2006.

	2006 SUMMARY COMPENSATION TABLE
						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation		Total
Principal Position	Year	Salary ($)	($)(1)	($) (2)	($) (3)	($) (1)	($) (4)		($)

David H. Welch	2006	$430,000	$193,500	$942,572	$698,649	$236,500	$18,033	(5)	$2,519,254
President and Chief Executive Officer

Kenneth H. Beer	2006	275,000	123,750	354,667	133,740	151,250	43,452	(6)	1,081,859
Chief Financial Officer

Craig L.Glassinger	2006	263,019	—	159,270	132,641	—	690,321	(7)	1,245,251
(Former) Executive Vice President – Business Development

Michael E. Madden	2006	161,250	—	70,787	112,195	—	417,276	(8)	761,508
(Former)Vice President - Reserves

James H. Stone	2006	275,000	—	164,367	196,784	—	118,009	(9)	754,160
Chairman of the Board

(1)	These amounts reflected in the table represent bonuses and non-equity incentive plan compensation paid in March 2007 that related to service in 2006. Amounts in the Non-Equity Incentive Plan Compensation column were earned pursuant to the annual incentive compensation plan. Amounts in the Bonus column were discretionary awards granted to encourage employee retention and stabilization necessitated by merger activities in 2006.

(2)	Restricted stock awards were made pursuant to our 2004 Amended and Restated Stock Incentive Plan. The value shown for the stock awards reflects amounts recognized in 2006 for financial reporting purposes under FAS 123(R) for restricted stock awards granted during and prior to fiscal 2006, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. See Note 8 to our audited financial statements for the year ended December 31, 2006 included in our Form 10-K filed with the Securities and Exchange Commission on February 28, 2007 for a complete description of the FAS 123(R) valuation, including the assumptions used. During fiscal year 2006, Mr. Glassinger forfeited 6,000 shares of restricted stock as a result of his retirement on December 31, 2006 and Mr. Madden forfeited 2,666 shares of restricted stock as a result of his retirement on December 31, 2006.

(3)	Stock option awards were made pursuant to our 2004 Amended and Restated Stock Incentive Plan. The value shown for the option awards reflects amounts recognized in 2006 for financial reporting purposes under FAS 123(R) for stock option awards granted during and prior to fiscal 2006, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. See Note 8 to our audited financial statements for the year ended December 31, 2006 included in our Form 10-K filed with the Securities and Exchange Commission on February 28, 2007 for a complete description of the FAS 123(R) valuation, including the assumptions used. During fiscal year 2006, Mr. Glassinger forfeited 7,000 options with an exercise price of $32.96 per share and 1,200 options with an exercise price of $36.46 per share as a result of his retirement on December 31, 2006. During fiscal year 2006, Mr. Madden forfeited 2,000 options with an exercise price of $39.17 per share, 3,600 options with an exercise price of $32.96 per share and 1,200 options with an exercise price of $36.46 per share as a result of his retirement on December 31, 2006.

(4)	Except as indicated in the following notes, amounts in all other compensation reflect amounts contributed or accrued by the Company on behalf of the named executive officers under the Company’s 401(k) profit sharing plan (which was a $7,500 match for each named executive officer) and the economic benefit attributable to group life insurance coverage.

(5)	Perquisites include club memberships ($9,751).

(6)	Perquisites include housing allowance ($24,811), tax gross-up on housing allowance ($10,863), and health club membership.

(7)	Includes $678,039 severance payment made to Mr. Glassinger upon his resignation from the Company on December 31, 2006. Also includes $4,000 of premiums paid by the Company for a life insurance policy as to which the Company is not a beneficiary.

(8)	Includes $408,580 severance payment made to Mr. Madden upon his resignation from the Company on December 31, 2006.

(9)	Perquisites include reimbursement for air travel costs ($14,620) and an allocation for personal benefit for the New Orleans office ($92,173). Occasionally, the Company will charter an airplane to transport a group of NEOs or other officers, directors and/or employees for business meetings or other business functions. On occasion, there may be one or more seats available, and if a family member or guest of an NEO has used such a seat, the incremental costs are attributed to the NEO as a perquisite or personal benefit.
      The above amounts do not include certain benefits available to all employees such as the employer-paid portion of premiums for insurance coverage for life and dependent life ($728), long-term disability ($828), accidental death ($96), health ($10,902), dental ($1,111), and unpaid sick leave ($4,231 for Welch, $2,692 for Beer and $2,452 for Glassinger in 2006).
Grants of Plan Based Awards
     The following table discloses detail regarding equity awards during the fiscal year ended 2006 under plan-based grants for the NEOs. It also discloses potential future payouts under the Company’s non-equity and equity incentive plans.

	2006 GRANTS OF PLAN BASED AWARDS TABLE
						Estimated		All Other
						Future	All Other	Option
						Payouts	Stock	Awards:
						Under	Awards:	Number of	Exercise or
			Estimated Future Payouts Under			Equity	Number of	Securities	Base Price	Grant Date Fair
			Non-Equity Incentive Plan Awards (3)			Incentive	Shares of	Underlying	of Option	Value of Stock
	Grant		Threshold	Target	Maximum	Plan	Stock or	Options	Awards	and Option
Name	Date		($)	($)	($)	Awards	Units (#)	(#)	($/sh)	Awards ($)
David H. Welch	2/7/06	(1)	—	—	—	—	20,000	—	—	$954,900
	2/7/06	(2)	—	—	—	—	—	15,000	$47.75	$313,500
	—		$—	$430,000	$774,000	—	—	—	—	—

Kenneth H. Beer	—		—	$275,000	$495,000	—	—	—	—	—

Craig L. Glassinger (4)	—		—	$263,019	$473,434	—	—	—	—	—

Michael E. Madden (4)	—		—	$161,250	$290,250	—	—	—	—	—

James H. Stone	—		—	—	—	—	—	—	—	—

(1)	Restricted stock grant vests 33.3% each year over a three-year period beginning on February 7, 2007 and is valued under FAS123(R). See Note 8 to our audited financial statements for the year ended December 31, 2006 included in our Form 10-K filed with the Securities and Exchange Commission on February 28, 2007 for a complete description of the FAS123(R) valuation, including the assumptions used.

(2)	Stock options vest 20% each year over a five-year period beginning on February 7, 2007. The stock options expire ten years from date of grant. The value shown for stock option awards reflects amounts calculated for financial reporting purposes under FAS123(R). See Note 8 to our audited financial statements for the year ended December 31, 2006 included in our Form 10-K filed with the Securities and Exchange Commission on February 28, 2007 for a complete description of the FAS123(R) valuation, including the assumptions used.

(3)	For 2006, achieving the targets for each of the four performance measures would have earned 80 points or 80% of the employee’s targeted bonus opportunity, plus up to 20% as a discretionary amount. Similarly, achieving the stretch goals for each performance measure would have earned 160 points or 160% of the employee’s targeted incentive award opportunity, plus up to 20% as a discretionary amount. Thus, achieving the targets could have resulted in an award of 100% and achieving the stretch goals could have resulted in a maximum award of 180%. If none of the minimums are achieved and if no discretionary amount is awarded, then no cash incentive award would be granted.

(4)	Non-equity incentive plan awards for 2006 were forfeited upon employee’s resignation from the Company on December 31, 2006.
On January 9, 2007, Mr. Welch was granted 15,000 stock options and Mr. Beer was granted 10,000 stock options. Stock options are priced at fair market value on the date of the grant. The exercise price of these options is $33.19, and they vest 20% each year over a five-year period, with the first vesting of 20% beginning on January 9, 2008. On January 9, 2007, Mr. Welch was granted 20,000 shares of restricted stock and Mr. Beer was granted 10,000 shares of restricted stock. The restricted stock vests 33.3% each year over a three-year period beginning on January 9, 2008. These grants will be shown in the 2007 Grants of Plan Based Awards Table contained in our 2008 Proxy Statement. These stock option and restricted stock awards vest with the passage of time and are not based on any performance criteria.

Outstanding Equity Awards at Fiscal Year-End
     The following table contains information concerning the number and value of exercisable and unexercisable options as well as the number and value of unvested restricted stock awards at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006
	Option Awards							Stock Awards
						Closing
	Number of		Number of			Market		Number of		Market Value
	Securities		Securities			Price on		Shares or Units		of Shares or
	Underlying		Underlying		Option	Grant		of Stock That		Units of Stock
	Unexercised		Unexercised		Exercise	Date of	Option	Have Not		That Have Not
	Options (#)		Options (#)		Price	Options	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($) (15)	($) (15)	Date	(#)		($)

David H. Welch	—		15,000	(1)	$47.75		2/7/2016	16,566	(10)	$585,608
	6,000	(2)	24,000	(2)	$48.29	$48.56	6/16/2015	16,666	(11)	589,143
	40,000	(3)	60,000	(3)	$48.90		4/1/2014	20,000	(12)	707,000

Kenneth H. Beer	6,000	(4)	24,000	(4)	$53.20		8/1/2015	13,333	(13)	$471,322

Craig L. Glassinger	1,800	(5)	—		$36.46		3/31/2007	—		—
	28,000	(5)	—		$32.96	$33.25	3/31/2007	—		—
	5,000	(5)	—		$38.79	$39.10	3/31/2007	—		—
	20,000	(5)	—		$58.16	$58.75	3/31/2007	—		—
	10,000	(5)	—		$26.00	$28.00	3/31/2007	—		—

Michael E. Madden	1,800	(5)	—		$36.46		3/31/2007	—		—
	14,400	(5)	—		$32.96	$33.25	3/31/2007	—		—
	8,000	(5)	—		$39.17	$39.43	3/31/2007	—		—
	2,500	(5)	—		$38.79	$39.10	3/31/2007	—		—
	10,000	(5)	—		$58.16	$58.75	3/31/2007	—		—
	10,000	(5)	—		$35.53		3/31/2007	—		—
	10,000	(5)	—		$26.00	$28.00	3/31/2007	—		—

James H. Stone	3,000	(6)	12,000	(6)	$49.31		6/27/2015	6,666	(14)	$235,643
	1,800	(7)	1,200	(7)	$36.46		11/14/2013	—		—
	32,000	(8)	8,000	(8)	$32.96	$33.25	12/6/2012	—		—
	50,000	(9)	—		$58.16	$58.75	5/18/2010	—		—

1)	Stock options vest at the rate of 20% each year over a five-year period beginning February 7, 2007.

2)	Total grant of 30,000 stock options which vest at the rate of 20% each year over a five-year period beginning June 16, 2006.

3)	Total grant of 100,000 stock options which vest at the rate of 20% each year over a five-year period beginning April 1, 2005.

4)	Total grant of 30,000 stock options which vest at the rate of 20% each year over a five-year period beginning August 1, 2006.

5)	Represents vested stock options for employee who resigned from the Company effective December 31, 2006. All unexercised stock options expire in 90 days on March 31, 2007.

6)	Total grant of 15,000 stock options which vest at the rate of 20% each year over a five-year period beginning June 27, 2006.

7)	Total grant of 3,000 stock options which vest at the rate of 20% each year over a five-year period beginning November 14, 2004.

8)	Total grant of 40,000 stock options which vest at the rate of 20% each year over a five-year period beginning December 6, 2003.

9)	Total grant of 50,000 stock options which vest at the rate of 20% each year over a five-year period beginning May 18, 2001.

10)	Restricted stock grant which vests as follows: 5,522 shares on April 1, 2007; 5,522 shares on April 1, 2008 and 5,522 shares on April 1, 2009.

11)	Restricted stock grant which vests as follows: 8,333 shares on June 16, 2007 and 8,333 shares on June 16, 2008.

12)	Restricted stock grant which vests at the rate of 33 1/3% each year over a three-year period beginning February 7, 2007.

13)	Restricted stock grant which vests as follows: 6,666 shares on August 1, 2007 and 6,667 shares on August 1, 2008.

14)	Restricted stock grant which vests as follows: 3,333 shares on June 27, 2007 and 3,333 shares on June 27, 2008.

15)	Option exercise price represents average of Company’s high and low stock price on date of grant. Closing market price on date of grant is disclosed if higher than option price.

     On January 9, 2007, Mr. Welch was granted 15,000 stock options and Mr. Beer was granted 10,000 stock options. Stock options are priced at fair market value on the date of the grant. The exercise price of these options is $33.19, and they vest 20% each year over a five-year period, with the first vesting of 20% beginning on January 9, 2008. On January 9, 2007, Mr. Welch was granted 20,000 shares of restricted stock and Mr. Beer was granted 10,000 shares of restricted stock. The restricted stock vests 33.3% each year over a three-year period beginning on January 9, 2008. These 2007 grants were related to 2006 performance.

     Option Exercises and Stock Vested
          The following table sets forth information regarding the number of options and stock awards exercised and vested, respectively, and the related value received during 2006 for the NEOs named in the Summary Compensation Table above.

2006 OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value Realized
	Acquired	Value Realized	Acquired	on
	On Exercise	On Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)

David H. Welch	—	$—	13,856	$638,513

Kenneth H. Beer	—	—	6,667	311,416

Craig L. Glassinger	—	—	3,000	140,370

Michael E. Madden	5,000	132,388	1,334	62,418

James H. Stone	—	—	3,334	153,764
     NonQualified Deferred Compensation
          The following table sets forth information regarding non-qualified deferred compensation during the last fiscal year for the NEOs named in the Summary Compensation Table above.

2006 NON-QUALIFIED DEFERRED COMPENSATION TABLE
	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Aggregate
	in Last FY	in Last FY	in Last FY	Distributions	Balance at Last FYE
Name	($)	($)	($)	($)	($)
David H. Welch	$555,590	—	$36,824	—	$996,659

Kenneth H. Beer	138,846	—	10,995	—	149,841

Craig L. Glassinger	41,547	—	9,450	—	75,819

Michael E. Madden	—	—	—	—	—

James H. Stone	—	—	—	—	—
     The Stone Energy Corporation Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their salary and/or 100% of their bonus for a calendar year, and the Compensation Committee may, at its discretion, match all or a portion of the participant’s deferral based upon a percentage determined by the Board of Directors. Deferral elections are made separately for salary and/or bonus not later than December for amounts to be earned in the following year. In addition, the Board of Directors may elect to make discretionary profit sharing contributions to the plan. During the year ended December 31, 2006, and since the inception of the plan, there were no matching or profit sharing contributions made by the Company, and the Compensation Committee does not anticipate making any matching or profit sharing contributions in 2007.
     All contributions to the plan are fully vested. Distributions due to termination of employment will be made as a lump-sum cash payment or in installments, based on the participant’s election and subject to the six month delay of distributions imposed on certain key employees of the Company by section 409A of the Code. Distributions upon a “change of control” (as defined in the plan) will be made in a lump sum. The amounts held under the plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. Investment options under the plan are identical to the investment options available to participants in the Stone Energy Corporation 401(k) Profit Sharing Plan. Both the Deferred Compensation Plan and the 401(k) Profit Sharing Plan utilize a mutual fund investment window that enables participants to elect a wide variety of mutual funds. Participants may change their investment elections daily. The investment funds and rate of return for the year ended December 31, 2006, for the investment options actually elected by one or more the NEOs for all or any portion of 2006 are as follows:

•	David H. Welch – Stock investments include Fidelity Contrafund, Fidelity Select Healthcare Fund and Fidelity Japan Fund with a combined rate of return for the year ended December 31, 2006 of 4.2%.
•	Kenneth H. Beer – Stock investments include Fidelity Leveraged Co. Stock Fund, Fidelity Diversified International Fund, Fidelity Small Cap Stock Fund and Spartan US Equity Index with a combined rate of return for the year ended December 31, 2006 of 12.9%.
•	Craig L. Glassinger – Stock investments include Fidelity Equity Income Fund with a rate of return for the year ended December 31, 2006 of 19.8%.

Potential Payment Upon Termination or Change of Control
     The table below reflects the amount of compensation to each of the NEOs of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon involuntary termination without cause or for good reason, change of control termination without cause or for good reason, voluntary termination, or in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 29, 2006 (the last business day of 2006) using the closing share price of Stone Energy common stock as of that date which was $35.35. Stone’s stock is currently trading at approximately $29.30 which could change the payout in the event of a change of control. There can be no assurance that a change of control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE OF CONTROL TABLE
			Change of
			Control
		Involuntary	Termination
		Termination	w/o Cause or
		w/o Cause or for	for Good	Voluntary
Name	Benefit	Good Reason	Reason	Termination	Death	Disability

David H. Welch	Severance	$2,631,200	$2,631,200	$—	(1)	(1)
	Cash incentive compensation	440,000	440,000	—	—	—
	Tax gross-up payment	—	1,622,429	—	—	—
	Outplacement	22,000	22,000	—	—	—
	401(k) match	—	7,500	—	—	—
	Health and welfare benefits	5,451	5,451	—	—	—
	Stock options and restricted stock – accelerated vesting	—	1,881,751	—	—	—
	Vacation pay	—	—	33,846	—	—

Kenneth H. Beer	Severance	$1,674,400	$1,674,400	$—	(1)	(1)
	Cash incentive compensation	280,000	280,000	—	—	—
	Tax gross-up payment	—	968,945	—	—	—
	Outplacement	14,000	14,000	—	—	—
	401(k) match	—	7,500	—	—	—
	Health and welfare benefits	5,451	5,451	—	—	—
	Stock options and restricted stock – accelerated vesting	—	471,322	—	—	—
	Vacation pay	—	—	21,538	—	—

Craig L. Glassinger	Severance payment (2)	$678,039	N/A	N/A	N/A	N/A

Michael E. Madden	Severance payment (2)	$408,580	N/A	N/A	N/A	N/A

James H. Stone	Severance	$296,154	$275,000	$—	(1)	(1)
	Cash incentive compensation	—	—	—	—	—
	Tax gross-up payment	—	—	—	—	—
	Outplacement	—	13,750	—	—	—
	401(k) match	—	7,500	—	—	—
	Health and welfare benefits	—	5,451	—	—	—
	Stock options and restricted stock – accelerated vesting	—	254,690	—	—	—
	Vacation pay	—	—	21,154	—	—

(1)	No additional benefits in the event of death or disability other than what is provided under the company’s life and disability benefit plans. Life insurance benefits are 2 1/2 times annual salary with a maximum of $200,000 and disability benefits provide for 66 2/3 percent of salary with a maximum of $10,000 per month.

(2)	One-time severance payment upon resignation for the convenience of the Company as of December 31, 2006.
     On January 9, 2007, Mr. Welch was granted 15,000 stock options and Mr. Beer was granted 10,000 stock options. Stock options are priced at fair market value on the date of the grant. The exercise price of these options is $33.19, and they vest

20% each year over a five-year period, with the first vesting of 20% beginning on January 9, 2008. On January 9, 2007, Mr. Welch was granted 20,000 shares of restricted stock and Mr. Beer was granted 10,000 shares of restricted stock. The restricted stock vests 33.3% each year over a three-year period beginning on January 9, 2008. These 2007 grants were related to 2006 performance.
Employment Agreements, Termination of Employment, Severance and Change-in-Control Plans.
     Employment Agreements
     On May 19, 2005, the Company entered into an employment agreement, commencing August 1, 2005, with Mr. Kenneth H. Beer. Under the agreement, Mr. Beer received (i) a base salary of $260,000 annually, (ii) an award of 20,000 shares of restricted stock whereby one-third of the restrictions will lapse each year over three years, (iii) stock options to acquire 30,000 shares of the Company’s common stock (vesting 20% percent per year over five years), and (iv) the eligibility to receive additional awards with annual targets of 10,000 shares of restricted stock and stock options for 10,000 shares. The agreement further provided for relocation assistance and/or lodging for a period not to exceed eighteen months, and this period of eighteen months has now expired.
     On January 12, 2006, the Company entered into an employment agreement with Mr. David H. Welch. Among other non-material items, upon completion of five consecutive years of employment, Mr. Welch will not be required to forfeit, at the time of retirement, any unvested stock options or any restricted shares, and these options will continue to vest and the restrictions will continue to lapse without his being an employee of the Company. Additionally, upon termination, other than for cause or change of control, Mr. Welch will receive a lump sum cash severance payment equal to 2.99 times the sum of his annual base salary and any target bonus at the 100% level, plus outplacement services of up to 5% of his base salary. To the extent such payments are subject to any tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), the Company will pay Mr. Welch an additional amount to offset the Excise Tax. The Company agreed to employ Mr. Welch through December 31, 2008, with the term of the agreement to be automatically extended for one year on each December 31, such that each December 31 will begin a new three-year term.
     Change of Control and Severance Policies and Plans
     The Company’s severance and change in control policies are designed to facilitate the Company’s ability to attract and retain executives as the Company competes for talented employees in a marketplace where such protections are commonly offered. The severance plans provide benefits to ease an employee’s transition due to the unexpected employment termination by the Company due to ongoing changes in the Company’s employment needs. The change in control plans encourage employees to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. The Compensation Committee is responsible for administering these policies and plans.
     On August 18, 2005, the Company’s Board of Directors approved an Executive Change-in-Control Severance Policy for Messrs. Welch and Beer. The policy provides that in the event Messrs. Welch and Beer are terminated or resign for good cause as defined in the policy within twenty-four months of a change-in-control (a double trigger), they will be eligible to receive a lump sum cash severance payment equal to 2.99 times the executive’s base salary and any target bonus at the one hundred percent level. The executives are also eligible for outplacement services at a cost not to exceed five percent of the base annual salary of the executive. To the extent such payments are subject to the Excise Tax, the designated executive will be entitled to an additional amount to offset the Excise Tax. No benefit is payable under this policy to employees who enter into a separate written severance agreement with the Company on or after the effective date of the policy and who are entitled to receive severance payments thereunder as a result of a termination of service in connection with, or within twenty-four (24) months after, a change in control. Under this plan, the change of control severance payments based on present salaries (at 2.99 times) would be $2,631,200 for Mr. Welch and $1,674,400 for Mr. Beer.
     On November 16, 2006, the Company approved an Executive Change of Control and Severance Plan for employees at the level of vice president or higher, which will provide the Company’s executives that are terminated in the event of a change of control and upon certain other terminations of employment with change of control and severance benefits as defined in the plan. Under the plan, such executives will be eligible to receive a lump sum cash severance payment equal to one year base salary or, in the case of a change of control, a lump sum cash severance payment equal to 2.99 times the executive’s base salary and any target bonus at the one hundred percent level in the event that they are terminated from the Company for any one of the reasons stated in the plan. The plan replaces in full the Company’s Executive Severance Policy approved in 2005. The plan covers all officers, except to the extent an officer is covered by the Company’s Executive Change of Control Severance Policy, which currently applies only to Messrs. Welch and Beer. Severance is triggered by a termination of employment by the Company for the “convenience of the Company”, as determined by the Compensation Committee of the Board, whether or not a change of control has occurred. On and during the 12 month period following a change of control, a termination of the executive other than for cause or a resignation for “good reason” is deemed to be for the convenience of the Company. Executives who are terminated within the scope of the plan would be entitled to certain payments and benefits including the following: a lump sum equal to annual pay (or 2.99 times annual pay if the termination is on or after a change of control), a pro-rated portion of the projected bonus, if any, for the year of termination or change of control, continued health plan coverage for six months and outplacement services. If the payments would be “excess parachute payments,” they will be reduced as necessary to avoid the 20% excise tax under Section 4999 of the Internal Revenue Code (the “Code”) but only if the executive is in a better net after-tax position after such reduction. Also, if a payment would be to a “key employee” for purposes of Section 409A of the Code, payment will be delayed until six months after his termination if required to comply with Section 409A. Benefits paid upon a change of control, without regard to whether there is a termination of employment, include the following: lapse of restrictions on restricted stock, accelerated vesting and cash-out of all in-the-money stock options, a 401(k) plan employer matching contribution at the rate of 50%, and a pro-rated portion of the projected bonus, if any, for the year of change of control. The plan will remain in effect through December 31, 2007 and may be extended from year to year by resolutions of the Board. However, if a change of control occurs during a term, the term is automatically extended for 12 months from that change of control. For the five officers currently covered by this plan, the change of control severance payments based on present salaries (at 2.99 times) would be $687,700 for Mr. Wenzel, $657,800 for Mr. Gates, $627,900 for Mr. Pierret, $553,150 for Mr. Louviere, and $418,600 for Ms. Ziegler.
     On November 16, 2006, the Company also adopted the Employee Change of Control Severance Plan. Both the executive plan and the employee plan provide that, immediately prior to a Change of Control as defined in the plans, all restrictions on restricted stock shall lapse and outstanding stock options shall immediately vest with unexercised in-the-money stock options being cancelled for cash payments, and the Company will contribute $1.00 for every $2.00 contributed to the 401(k) Plan for that calendar year (excluding catch-up contributions) up to a maximum that does not exceed the limit authorized by the Internal Revenue Code for such contribution.
Payments Made Upon Termination
     Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his employment. Such amounts include:
•	non-equity compensation earned during the fiscal year;

•	amounts contributed pursuant to the Company’s Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the Company’s 401(k) Plan.
Payments Made Upon Retirement
     The Company does not have any retirement plan or pension plan for any officers or other employees.
Payments Made Upon Death or Disability
     In the event of the death or disability of a NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination” above, the NEO will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate.
Payments Made Upon a Change of Control or Voluntary Termination for Good Reason
     The Company has entered into employment agreements with its Chief Executive Officer and its Chief Financial Officer. Additionally, the Company has retention and severance policies and plans currently in effect for (i) the CEO and CFO, (ii) other officers of the Company, and (iii) the employees of the Company. The Company’s Executive Change in Control Severance Policy (“2005 Executive Policy”), effective as of August 18, 2005, is currently applicable solely to the CEO and CFO. Pursuant to these employment agreements and the 2005 Executive Policy, if such executive’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) or if such executive terminates his employment in certain circumstances defined in the agreement or plan which constitute “good reason,” in addition to the benefits listed under the heading “Payments Made Upon Termination”:
     The CEO and the CFO will each receive:
•	Base salary up to the date of termination;

•	a lump sum severance payment of 2.99 times the sum of (a) the executive’s annual base salary calculated using the annual salary rate in effect at the time of termination and (b) any target bonus at the one hundred percent level for which the executive is eligible for the fiscal year in which the termination occurs;

•	a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion;

•	eligibility to receive outplacement services the duration and costs for which shall be determined by the then prevailing practice of the Human Resources Department and, in no event, shall exceed a cost to the Company of 5% of the base annual salary of the executive;

•	a Gross-Up Payment in an amount equal to the excise tax charged to the NEO as a result of the receipt of any change-of-control payments, provided that if it shall be determined that the executive is entitled to a Gross-Up Payment but the total to be paid does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no Gross-Up Payment shall be made and the total payments to the executive in the aggregate shall be reduced to the Reduced Amount; and

•	other benefits consistent with practices for non-executive employees.
The “other benefits,” upon a change of control in 2006 and/or 2007 would be those benefits available to other executives and employees on a non-discriminatory basis pursuant to the 2006 Change of Control Plans described below, including:
•	unexercised in-the-money stock options shall be fully vested and cancelled immediately prior to the Change of Control for cash equal to the excess, if any, of the product of the number of the Company’s shares issuable upon exercise of the respective stock options times the per share cash consideration to be determined by the Board in connection with the Change of Control over the aggregate exercise price of such stock options;

•	all the remaining vesting restrictions with respect to any of the Company’s restricted stock awards issued or issuable pursuant to any of the Company’s stock incentive plans shall expire and the restricted shares shall be treated as the Company’s common shares;

•	the Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution; and

•	the continuation of the Health Benefit Coverages for himself and, where applicable, his eligible dependents for the remainder, if any, of the six-month period following the date of the Change of Control, at a cost to the Executive that is equal to the cost for an active employee for similar coverage.
     Effective November 16, 2006, the Company adopted an Executive Change of Control and Severance Plan (the “2006 Executive Plan”) and also an Employee Change of Control Severance Plan (the “2006 Employee Plan”) (collectively, the “2006 Change of Control Plans”). Each of these plans shall automatically terminate on January 1, 2008 unless, on or before November 30, 2007, the Board, in its sole discretion to be evidenced by resolution in the minutes of the Board, extends the term of the plan for the calendar year beginning on January 1, 2008. The Board, in its sole discretion, may continue each plan in effect beyond December 31, 2008 by similarly extending the term of the plan for successive calendar years, one year at a time, to be evidenced by resolution(s) in the minutes of the Board. Notwithstanding the foregoing, however, in the event of a Change of Control during the existence of either of the plans, the term of the plan shall automatically be extended for twelve (12) months following the date of such Change of Control. Pursuant to each of these plans, upon a Change of Control, eligible executives and employees would receive the following:
•	unexercised in-the-money stock options shall be fully vested and cancelled immediately prior to the Change of Control for cash equal to the excess, if any, of the product of the number of the Company’s shares issuable upon exercise of the respective stock options times the per share cash consideration to be determined by the Board in connection with the Change of Control over the aggregate exercise price of such stock options;

•	all the remaining vesting restrictions with respect to any of the Company’s restricted stock awards issued or issuable pursuant to any of the Company’s stock incentive plans shall expire and the restricted shares shall be treated as the Company’s common shares;

•	the Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution; and

•	if an eligible executive or an employee incurs an Involuntary Termination upon a Change of Control, such executive or employee would be entitled to Health Benefit Coverages for himself and, where applicable, his eligible dependents for six months following the Change of Control.
     Messrs. Glassinger and Madden resigned for the convenience of the Company on December 31, 2006, and, therefore, they would not be eligible to receive additional compensation upon a change of control. Pursuant to the 2006 Executive Plan, any eligible executive would also each receive a pro rata share of the bonus opportunity up to the date of the Change of Control at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion. Also, if such eligible executive incurred an Involuntary Termination upon a change of control in 2007, he or she would also receive:
•	a lump sum severance payment of 2.99 times the executive’s annual base salary (for an involuntary termination prior to a Change of Control, the amount is one year of annual base salary); for the five officers currently covered by the 2006 Executive Plan, these payments based on present salaries (at 2.99 times) would be $687,700 for Mr. Wenzel, $657,800 for Mr. Gates, $627,900 for Mr. Pierret, $553,150 for Mr. Louviere, and $418,600 for Ms. Ziegler.

•	a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion; and

•	eligibility to receive outplacement services the duration and costs for which shall be determined by the then prevailing practice of the Human Resources Department and, in no event, shall exceed a cost to the Company of 5% of the base annual salary of the executive.
     The Company’s Executive Change of Control and Severance Plan was adopted effective November 16, 2006, and a change of control is deemed to have occurred pursuant to this plan if the event set forth in any of the following paragraphs shall have occurred:
     (A) any person (a “person or entity”) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (C) below; or
     (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals, who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
     (C) there is consummated a scheme of arrangement, merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such scheme of arrangement, merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty-five percent (65%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a scheme of arrangement, merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company of its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or
     (D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty-five percent (65%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
     The Company’s Executive Change of Control and Severance Plan (the “Plan”) shall automatically terminate on January 1, 2008 unless, on or before November 30, 2007, the Board, in its sole discretion to be evidenced by resolution in the minutes of the Board, extends the term of the Plan for the calendar year beginning on January 1, 2008. The Board, in its sole discretion, may continue the Plan in effect beyond December 31, 2008 by similarly extending the term of the Plan for successive calendar years, one year at a time, to be evidenced by resolution(s) in the minutes of the Board. Notwithstanding the foregoing, however, in the event of a Change of Control during the existence of the Plan, the term of the Plan shall automatically be extended for twelve (12) months following the date of such Change of Control.
     As of December 31, 2006, Craig L. Glassinger resigned for the convenience of the Company as Executive Vice President, Business Development, and Michael E. Madden resigned for the convenience of the Company as Vice President, Reserves. Mr. Glassinger received a one-time severance payment of $678,039, and Mr. Madden received a one-time severance payment of $408,580. Each of these payments included the executive’s annual incentive compensation amount for 2006 (accelerated payment) plus an amount equal to the executive’s annual pay. Upon termination of employment, each of these executives was entitled to exercise any vested stock options within three months, but unvested stock options and restricted shares on which the restrictions had not lapsed were immediately forfeited.

     Director Summary Compensation
     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, to each of the Company’s directors during the fiscal year ended 2006. A description of the fees and other awards payable to the company’s directors is set forth below in the section titled “Compensation of Directors”.

2006 DIRECTOR SUMMARY COMPENSATION TABLE
	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name (1)	($)	($) (2)	($) (3)	($) (4)	($)
Peter K. Barker	$61,000	$36,755	$33,662	$—	$131,417

Robert A. Bernhard	56,000	36,755	33,662	—	126,417

George R. Christmas	54,000	36,755	33,662	—	124.417

B.J. Duplantis	57,000	36,755	33,662	—	127,417

Raymond B. Gary	61,000	36,755	33,662	—	131,417

John P. Laborde	51,000	36,755	33,662	—	121,417

Richard A. Pattarozzi	56,000	36,755	33,662	—	126,417

Kay G. Priestly	26,000	29,030	—	—	55,030

David R. Voelker	57,000	36,755	33,662	—	127,417

1)	David H. Welch and James H. Stone are not included in this table as they are officers of the Company and thus receive no compensation for their service as Directors. The compensation received by Messrs. Welch and Stone is shown in the Summary Compensation Table on page 19. Mr. Barker resigned as a director on December 21, 2006.

2)	The value shown for the stock awards reflects amounts recognized in 2006 for financial reporting purposes under FAS 123(R) for restricted stock awards granted during and prior to fiscal 2006. The aggregate number of restricted stock awards outstanding at December 31, 2006 for each of the directors is 3,200 shares. During fiscal year 2006, Mr. Barker forfeited 2,666 shares of restricted stock as a result of his resignation from the board effective December 21, 2006.

3)	The value shown for the option awards reflects amounts recognized in 2006 for financial reporting purposes under FAS 123(R) for stock option awards granted during and prior to fiscal 2006.The aggregate number of stock option awards outstanding at December 31, 2006 for the directors is as follows: 15,000 shares outstanding for each of Messrs. Duplantis, Gary, Laborde, Voelker, and Pattarozzi; 13,333 shares outstanding for Mr. Barker; 10,000 shares outstanding for Mr. Bernhard and 10,367 shares outstanding for Mr. Christmas. During fiscal year 2006, Mr. Barker forfeited 1,667 stock options as a result of his resignation from the board effective December 21, 2006.

4)	Unless set forth in other compensation, perquisites for any individual director were less than $10,000 in value. Also not included in all other compensation are matching contributions of up $10,000 in the aggregate per calendar year per director to qualified charitable organizations. In 2006, the total matching contributions by the Company for all directors was $31,650 (United Way, University of Chicago, Blythedale Children’s Hospital, Marine Corps Heritage Foundation, Aquia Episcopal Church, National D-Day Museum, University of Illinois Foundation, Father Allen Scholarship Fund, Saint Bede University, and The Good Shepherd School).
Compensation of Directors
     Pursuant to the Company’s 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”), directors of the Company who are not officers or employees of the Company or any of its subsidiaries (“Nonemployee Directors”) receive, upon the date of their initial appointment to the Board of Directors of the Company, a nonqualified stock option to purchase 5,000 shares of Common Stock or 1,600 shares of restricted stock. Further, as of the date of each annual meeting of the stockholders of the Company, each Nonemployee Director, who has already received his initial option grant as described in the preceding sentence, will receive a nonqualified stock option to purchase 5,000 shares of Common Stock or 1,600 shares of restricted stock. The Compensation Committee determines whether stock options or restricted stock is granted. Each option will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, qualified, mature shares of Common Stock (valued at fair market value at the date of exercise) or by a combination of such means of payment. Generally, the fair market value of a share of Common Stock on a particular date is equal to the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on such date. Effective as of the date of the Company’s 2006 Annual Meeting of Stockholders, each of Messrs. Bernhard, Christmas, Duplantis, Gary, Laborde, Pattarozzi, and Voelker and Ms. Priestly was granted 1,600 restricted shares of Common Stock pursuant to the 2004 Plan, and Ms. Priestly was granted an additional 1,600 restricted shares upon first becoming a director pursuant to the 2004 Plan.
     Except upon the occurrence of a “Change of Control” (as defined in the 2004 Plan), all options granted to Nonemployee Directors under the 2004 Plan have a maximum term of ten years and will vest in three equal annual installments beginning on the first anniversary of the date of grant, and grants of restricted shares are subject to forfeiture restrictions lapsing over three years, one-third per year. Upon the occurrence of a Change of Control, each option will be exercisable in full and forfeiture restrictions on restricted shares will lapse.
     Each Nonemployee Director is paid $7,500 each quarter, plus $1,500 for attending each board meeting and $1,500 for attending each committee meeting. Each committee chairman is paid an additional $3,000, except the Audit Committee chairman receives $5,000. Each Nonemployee Director is also reimbursed for expenses incurred in attending meetings of the Board of Directors and committees thereof.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee does hereby state that:
(A)	The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management; and

(B)	Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Stone Energy Corporation’s proxy statement.

March 28, 2007	Compensation Committee

Richard A. Pattarozzi — Chairman
George R. Christmas
Raymond B. Gary
David R. Voelker
     The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

CODE OF BUSINESS CONDUCT AND ETHICS
     The Company has a Code of Business Conduct and Ethics that applies to all of its employees including the Chief Executive Officer, Chief Financial Officer, and the Chief Accounting Officer. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s website (www.stoneenergy.com).
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders. The information below is also disclosed in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K. Pursuant to the Audit Committee Charter, the Audit Committee adopts policies and procedures governing the review, approval or ratification of transactions with related persons that are reportable under Item 404(a) of Regulation S-K, and reviews for approval or ratification all transactions with related persons reportable under Item 404(a) of Regulation S-K in accordance with such policies and procedures. In accordance with such policies and procedures, each officer and director of the Company must complete a directors and officers questionnaire each year that solicits information concerning transactions with related persons. Additionally, each quarter, the Nominating and Governance Committee asks each director whether any issues have arisen concerning independence, transactions with related persons or conflicts of interest. To the extent that a transaction or a possible transaction with a related person exists, the Audit Committee determines whether the transaction should be permitted and makes its recommendation to the Board for approval.
     The Nominating & Governance Committee Charter provides that the Nominating & Governance Committee periodically reviews all transactions (each, a “Related Person Transaction”) that would require disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission (“SEC”) and makes a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a Related Person Transaction and determines not to so ratify, management makes all reasonable efforts to cancel or annul such transaction. All authorized or ratified Related Person Transactions are disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. In determining whether or not to recommend the initial approval or ratification of a Related Person Transaction, the Nominating & Governance Committee considers all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics.
     James H. Stone, the Chairman of the Board of Directors, owns up to 7.5% of the working interests in the Weeks Island Field. This interest was acquired prior to our initial public offering in 1993. In his capacity as working interest owner, he is required to pay a proportional share of all costs and is entitled to receive his proportional share of revenue. The value of this ownership in 2006 was approximately $55,900.
     The son of John P. Laborde, one of our directors, has an interest in several marine service companies that provided services to the Company during 2006. Mr. Laborde has no interest in these companies. The value of these services in 2006 was approximately $3,713.
     In addition, Michael E. Madden, former Vice President of Reserves, was granted an overriding royalty interest in some of our properties by an independent third party. At the time he was granted this interest, he was serving Stone as an independent engineering consultant. The amount paid to Michael E. Madden during 2006 under the overriding royalty arrangement totaled approximately $108,680. Mr. Madden resigned for the convenience of the Company as of December 31, 2006.

AUDIT COMMITTEE REPORT
     The Audit Committee’s principal functions are to (i) annually review and reassess the adequacy of its charter; (ii) review the engagement of an independent registered public accounting firm including the firm’s qualifications and independence; (iii) review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (iv) review with management the Company’s major financial risk exposures; (v) review changes to the Company’s significant auditing and accounting principles and practices; (vi) consult with our independent registered public accounting firm regarding the firm’s internal quality-control procedures and the procedures for the Company’s financial reporting processes; (vii) review the significant reports prepared by the internal auditor; and (viii) assist the Board of Directors in monitoring compliance with legal and regulatory requirements.
     The Company believes that each of the members of the Audit Committee is independent as defined by the listing standards of the New York Stock Exchange. In addition, each member of the Audit Committee is deemed a financial expert.
     In connection with the Company’s consolidated financial statements for the year ended December 31, 2006, the Audit Committee has:
•	reviewed and discussed the audited financial statements with management;

•	approved the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007;

•	discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards 61, as amended; and

•	received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with the independent registered public accounting firm their independence.
     Based on the review and discussions with the Company’s management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Audit Committee
March 28, 2007
Kay G. Priestly — Chairman
Robert A. Bernhard
Raymond B. Gary
David R. Voelker
     The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts. To the extent permitted by the Federal Securities laws the foregoing information shall not be deemed to be “soliciting material,” or subject to Regulation 14A.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2007. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board of Directors believes that the change would be in the best interests of the Company and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.
     The Company is advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
     During 2006 and 2005, the Company incurred the following aggregate fees for the following services rendered:

	2006	2005
Audit Fees	$741,085	$741,391
Audit-Related Fees	150,526	18,039
Tax Compliance and Consulting	66,700	35,200
All Other Fees	—	—

Total	$958,311	$794,630

     Audit Fees represent fees for professional services provided in connection with the audit of our financial statements, attestation work in connection with the Company’s Sarbanes-Oxley Section 404 internal control compliance, review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
     The Company’s Audit Committee does not believe that these services have impacted Ernst & Young LLP’s independence. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to shareholder ratification), and approves all audit engagement fees and terms and all significant non-audit engagements with the independent registered public accounting firm. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The percentage of services that were pre-approved by the Audit Committee was 61 percent. The Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.
     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THIS APPOINTMENT.
     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

OTHER MATTERS FOR 2007 ANNUAL MEETING
     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.
     Stockholder Communications with Directors. If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at the Company, they should send their complaint in writing to Ms. Priestly, the Chairperson of the Audit Committee at the Company’s principal executive offices. If any stockholder or third party has a concern about the Company or otherwise wishes to communicate with the Board, they should send their communication in writing to the Chairman at the Company’s principal executive offices. If any stockholder or any other interested party wishes to communicate with a Non-Management director or with the presiding director, such stockholder or interested party should send the communication in writing to Mr. Duplantis, the presiding director of the Non-Management directors, at the Company’s principal executive offices. A majority of the independent directors shall approve the Company’s process for collecting and organizing stockholder communications to the Board.
     A stockholder, who wishes to communicate directly with the Chairman, the Board, a committee of the Board or with another individual Director, should send the communication to Stone Energy Corporation:
Board of Directors [or committee name or
Director’s name, as appropriate]
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
     The Company will forward all stockholder correspondence about the Company to the Chairman of the Board, a committee or individual Director, as appropriate.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company’s 2008 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated at the beginning of this proxy statement, so that the Secretary receives it no later than December 11, 2007.
     The Securities and Exchange Commission proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. We are householding proxy materials for our stockholders of record in connection with our 2007 Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of our common stock through a broker or bank that has determined to household proxy materials:
•	Only one Proxy Statement and Annual Report to Stockholders will be delivered to multiple stockholders sharing an address unless you notify your broker or bank to the contrary; and

•	We will promptly deliver you a separate copy of the Proxy Statement and Annual Report to Stockholders for the 2007 Annual Meeting and for future meetings if you so request by calling us at (337) 237-0410 or by writing to our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 or you can contact your bank or broker to make a similar request.
     If your household is receiving multiple copies of our proxy statements and annual reports, you can request delivery from your bank or broker of only a single copy of our proxy statements and annual reports if your bank or broker has determined to household proxy materials.

By Order of the Board of Directors,

Andrew L Gates, III
Secretary
March 28, 2007

APPENDIX A
AUDIT COMMITTEE CHARTER
Purpose
The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent public accounting firm’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent public accountants, and (4) the compliance by the Company with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
Committee Membership
The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.
The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint or replace the independent public accountants (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities.
The Audit Committee shall meet as often as it determines is necessary or advisable, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditors and the independent public accountants in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.
The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.
The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters
Review and discuss with management and the independent public accountants the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
Review and discuss with management and the independent public accountants the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent public accountants’ reviews of the quarterly financial statements.
Discuss with management and the independent public accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance.
Discuss with management and the independent public accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
Discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:
•	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent public accountants, internal auditors or management.

•	The management letter provided by the independent public accountants and the Company’s response to that letter.

•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
Oversight of the Company’s Relationship with the Independent Public Accountants
Review the experience and qualifications of the senior members of the independent public accounting team.
Obtain and review a report from the independent public accountants at least annually regarding (a) the public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent public accountants and the Company. Evaluate the qualifications, performance and independence of the independent public accountants, including considering whether the public accounting firm’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the public accountant’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the public accountant.
Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent public accountants who were engaged on the Company’s account.
Discuss with the national office of the independent public accounting firm issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.
Meet with the independent public accountants prior to the audit to discuss the planning and staffing of the audit.
Oversight of the Company’s Internal Audit Function
Review the appointment and replacement of the Company’s internal auditor.
Review the significant reports to management prepared by the internal auditor and management’s responses.
Discuss with the independent public accountant the internal auditor’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
Compliance Oversight Responsibilities
Obtain from the independent public accountants assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.
Obtain reports from management, the Company’s internal auditor and the independent public accountants that the Company and its subsidiary are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Adopt policies and procedures governing the review, approval or ratification of transactions with related persons that are reportable under Item 404(a) of Regulation S-K, and review for approval or ratification all transactions with related persons reportable under Item 404(a) of Regulation S-K in accordance with such policies and procedures. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.
Discuss with management and the independent public accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company’s financial statements or accounting policies.
Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.
Revised and Approved February 8, 2007

APPENDIX B
NOMINATING & GOVERNANCE
COMMITTEE CHARTER
Purpose
The Nominating & Governance Committee is appointed by the Board (1) to assist the Board by considering management’s qualified candidates for, and by identifying other individuals qualified to become, Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; and (4) to recommend to the Board director nominees for each committee.
Committee Membership
The Nominating & Governance Committee shall consist of no fewer than three members. The members of the Nominating & Governance Committee shall meet the independence requirements of the New York Stock Exchange. The members of the Nominating & Governance Committee shall be appointed and replaced by the Board.
Committee Authority and Responsibilities
1.	The Nominating & Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating & Governance Committee shall also have authority to obtain advice and assistance from management, internal or external legal, accounting or other advisors.

2.	The Nominating & Governance Committee shall actively seek individuals qualified to become board members for recommendation to the Board.

3.	The Nominating & Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

4.	The Nominating & Governance Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

5.	The Nominating & Governance Committee may form and delegate authority to subcommittees when appropriate.

6.	The Nominating & Governance Committee shall make regular reports to the Board.

7.	The Nominating & Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating & Governance Committee shall annually review its own performance.

8.	The Nominating & Governance Committee shall periodically review all transactions (each, a “Related Person Transaction”) that would require disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission (“SEC”) and make a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In the event that the Board considers ratification of a Related Person Transaction and determines not to so ratify, management shall make all reasonable efforts to cancel or annul such transaction. All authorized or ratified Related Person Transactions shall be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules. In determining whether or not to recommend the initial approval or ratification of a Related Person Transaction, the Nominating & Governance Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for

B-1

comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics.
Revised and Approved February 8, 2007

B-2

APPENDIX C
COMPENSATION COMMITTEE CHARTER
Purpose
The Compensation Committee is appointed by the Board of Directors (the “Board”) to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Committee has overall responsibility for approving and evaluating the annual employee incentive compensation plan amount as well as the director and officer compensation plans, policies and programs of the Company.
The Compensation Committee is also responsible for preparing the report required by Item 407(e)(5) of Regulation S-K, which report shall state whether the Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K and whether, based on such review and discussion, the Compensation Committee has recommended that the Compensation Discussion & Analysis be included in the Company’s annual report on form 10-K or proxy statement.
Committee Membership
The Compensation Committee shall consist of no fewer than three members. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange.
The members of the Compensation Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Compensation Committee members may be replaced by the Board.
Committee Authority and Responsibilities
The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.
The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.
The Compensation Committee shall annually review and make recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans, equity-based plans, and the grant or award of “perquisites” within the meaning of Item 402(c)(2) of Regulation S-K.
The Compensation Committee shall annually review and approve, for the CEO, the senior executives of the Company, and any other person whose total compensation is reasonably likely to equal or exceed the total compensation of any member of senior management (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.
The Compensation Committee may form and delegate authority to subcommittees when appropriate.
The Compensation Committee shall make regular reports to the Board.
The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.
Revised and Approved February 8, 2007

C-1

STONE ENERGY CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 17, 2007
      This Proxy is solicited on behalf of the Board of Directors of Stone Energy Corporation. The undersigned hereby appoints James H. Stone, David H. Welch and B. J. Duplantis, and each of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Stone Energy Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Stone Energy Corporation, on May 17, 2007 at 10:00 a.m., Central Time, in New Orleans, Louisiana or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     Please mark this proxy as indicated below to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

This proxy will be voted for each of the nominees for director and for ratification of appointment of independent public accountants if the proxy is executed without specific voting instructions.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

								FOR	AGAINST	ABSTAIN
Item 1.	ELECTION OF DIRECTORS:		Nominees:	01	George R. Christmas	Item 2.	RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
				02	B.J. Duplantis
	WITHHELD	FOR ALL		03	John P. Laborde
FOR	FOR ALL	EXCEPT*		04	Richard A. Pattarozzi
☐	☐	☐

*Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.

						I PLAN TO ATTEND THE MEETING If you check the box to the right an admission card will be sent to you.				☐

							All as more particularly described in the accompanying Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

							(Signature)

							(Signature)

							Dated:

							NOTE: Please sign exactly as your name appears hereon, joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/xxx		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.